Exhibit 99.1

COUSINS PROPERTIES INCORPORATED
Quarterly Information Package
For the Quarter Ended September 30, 2004

I.Press Release

Press Release

Consolidated Statements of Income

Net Income Available and Funds From Operations Basic Reconciliation

Certain matters contained in this package are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on December 10, 2003. The words “believes”, “expects”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

News Release

FOR IMMEDIATE RELEASE

CONTACT:

James A. Fleming	Mark A. Russell
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Senior Investment Officer
(770) 857-2416	(770) 857-2449
jimfleming@cousinsproperties.com	markrussell@cousinsproperties.com

Web site address: www.cousinsproperties.com

COUSINS PROPERTIES REPORTS RESULTS FOR
THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2004

•	Reports “Net Income Available” of $4.41 per share and FFO of $0.58 per share for the third quarter of 2004.

•	Reports “Net Income Available” of $5.56 per share and FFO of $1.61 per share for the nine months ended September 30, 2004.

•	Had sales of $613 million of office assets in the third quarter and $693 million of office assets in the nine months ended September 30, 2004.

     ATLANTA (November 1, 2004) — Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the third quarter and nine months ended September 30, 2004. All per share amounts are reported on a diluted basis; basic per share data is included in the Consolidated Statements of Income accompanying this release.

     Net Income Available to Common Stockholders (“Net Income Available”) was $224.7 million, or $4.41 per share, for the third quarter of 2004 compared with $59.2 million, or $1.19 per share, for the third quarter of 2003. For the nine months ended September 30, 2004, Net Income Available was $281.3 million, or $5.56 per share, compared with $230.3 million, or $4.68 per share, for the same period last year.

     Funds From Operations Available to Common Stockholders (“FFO”) was $29.3 million, or $0.58 per share, for the third quarter of 2004 compared with $25.5 million, or $0.51 per share, for the third quarter of 2003. For the nine months ended September 30, 2004, FFO was $81.6 million, or $1.61 per share, compared with $99.0 million, or $2.01 per share, for the same period last year.

     Included in Net Income Available for the third quarter of 2004 is a deferred gain of $10.7 million related to the Company’s contribution of land in 1986 to Wildwood Associates, a venture in which the Company has a 50% interest. The Company was given equity credit in the venture for the value of the land at the time of contribution, which was greater than the Company’s basis. This stepped-up basis created a deferred gain, a portion of which was recognized in September 2004 upon the sale of four Wildwood office buildings. The deferred gain was triggered as the sale of the Wildwood buildings represented the culmination of the earnings process. One-half of the deferred gain, or the portion attributable to the Company’s half-interest in the land underlying the Wildwood office buildings, is included in net gain on sale of depreciable investment property, and excluded from FFO. The other half of the deferred gain, which relates to the half-interest in the land that was transferred to our partner in 1986, is included in gain on sale of undepreciated investment properties and included in FFO. The Company and Wildwood Associates still have 100 acres of land available for sale or development in Wildwood Office Park.

     Net Income Available and FFO increased in the third quarter of 2004 due to an increase in net profits from residential lot and tract sales, including the Company’s share of residential lot sales in unconsolidated joint ventures and recognition of the deferred gain mentioned above, an increase in net revenues from recently developed and acquired properties, and a decrease in interest expense resulting primarily from the retirement of debt associated with property sales. The increase in FFO and Net Income Available was partially offset by a loss of net revenues from sold and held-for-sale properties, including the Company’s share of those sold by joint ventures. Net Income Available was further increased in the third quarter of 2004 when compared with the third quarter of 2003 due to higher gains on sales of depreciable investment properties and reduced depreciation expense from sold and held for sale properties.

     For the nine months ended September 30, 2004, Net Income Available and FFO reflected a decrease in lease termination fees and a loss of net revenues from sold and held-for-sale properties and nine months of preferred dividends in 2004 compared with only two months of preferred dividends in 2003. Partially offsetting the decrease in Net Income Available and FFO was an increase in net profits from residential lot and tract sales, including the Company’s share of residential lot sales in unconsolidated joint ventures and recognition of the deferred gain discussed above. An increase in net revenues from recently developed and acquired properties, and a decrease in interest expense resulting primarily from the retirement of debt associated with property sales also partially offset the decrease in Net Income Available and FFO. Net Income Available also increased due to higher gains on sales of depreciable investment properties and reduced depreciation expense from sold and held-for-sale properties in the nine months ended September 30, 2004 compared with the nine months ended September 30, 2003.

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2500 Windy Ridge Parkway   •   Suite 1600   •   Atlanta, Georgia 30339-5683   •    770/955-2200    •    FAX 770/857-2360

CUZ Reports Third Quarter Results

November 1, 2004

     At September 30, 2004, the Company’s portfolio of operational office and medical office buildings was 86% leased and its portfolio of operational retail centers was 92% leased, resulting in an 87% overall leased level.

Activity for the quarter included the following:

•	The Company, along with its joint venture partners, sold eleven office buildings comprising 3.2 million square feet for sales prices totaling $838.2 million. The Company’s share of the sales

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CUZ Reports Third Quarter Results

November 1, 2004

prices and square footage of the sold properties was $613.6 million and 2.2 million square feet, respectively. The sale of these eleven buildings generated GAAP gains to the Company of $202.4 million, and resulted in the value creation to the Company of $122.7 million after removing $79.7 million attributable to accumulated depreciation and other adjustments. The Company will continue to manage all but two of the sold buildings.

•	In addition to the eleven properties sold in the third quarter of 2004, Wildwood Associates entered into a contract to sell two office buildings and eight ground leases in the Wildwood Office Park. The sale of the 698,000-square-foot 3200 Windy Hill Road building, the 635,000-square-foot 2300 Windy Ridge Parkway building and the eight stand-alone retail buildings on ground leases closed on October 21, 2004 for a price of $247.5 million. The Company will continue to manage and lease both of these buildings and the ground leases.

•	The Company and a joint venture partner began development of one new residential project in Tampa, Florida consisting of approximately 86 lots. The Company expects this project to be completed within two to five years.

•	The Company renewed and recast its unsecured revolving credit facility, increasing the size by $50 million to $325 million with a maturity of September 2007. The previous credit facility was set to expire in August 2004. The new facility includes improved terms, such as better pricing and greater flexibility, as well as the ability, under certain circumstances, to increase the facility to $400 million.

     Other recent developments include the following:

•	In October, the Company and a joint venture partner entered into a contract to sell John Marshall-II, a 224,000-square-foot office building in Tysons Corner, Virginia. This sale closed on October 22, 2004 for a price of $59.3 million.

•	In November, the Company sold Northside/Alpharetta I and II, two medical office buildings in suburban Atlanta comprising 103,000 and 198,000 square feet, respectively. The total sales price for the two buildings was $41.4 million.

•	The Company declared a special cash dividend of approximately $356 million, or $7.15 per share, as a result of taxable gains generated from sales of wholly-owned and joint venture assets, including the transactions mentioned above. The dividend is payable November 18, 2004 to common shareholders of record on November 8, 2004. Due to New York Stock Exchange requirements regarding large special dividends, the ex-dividend date has been deferred to November 19, 2004. Investors are encouraged to consult with their financial advisors regarding the specific implications of the ex-dividend date deferral.

•	The Company announced in October that it will develop a 31-story, 500,000-square-foot office tower with more than 50,000 square feet of retail space in the Buckhead submarket of Atlanta, Georgia.

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CUZ Reports Third Quarter Results

November 1, 2004

Construction will commence in mid-2005 with an expected completion date of mid-2007.

     “What a great quarter for our Company, employees and shareholders. Our office disposition strategy continues to pay off with outstanding prices – most notably the top per-square-foot price ever paid in Atlanta on our sale of The Pinnacle — and we’re very pleased that we’ve been able to retain the management and leasing of nearly all of the projects,” said Tom Bell, president and CEO of Cousins. “The special dividend provides a substantial benefit to our shareholders while shrinking our asset base to a level that should provide better overall returns as we continue to develop new assets. In the Retail Division, we’re now less than a month away from opening The Avenue Viera, our fifth Avenue project, and our development pipeline continues to fill up with promising projects.”

     “The Land Division is still in peak form, maintaining its high level of new project starts and lot sales through the third quarter, and our new Industrial Division is moving closer to starting its first development south of Atlanta in Henry County,” Bell added. “Since the end of the quarter, we have also announced our plan to develop a new signature office tower in Atlanta’s Buckhead district.”

     The Consolidated Statements of Income and a schedule entitled Net Income and Funds From Operations Basic Reconciliation, which reconciles Net Income Available to FFO, are attached to this press release. More detailed information on the third quarter and year-to-date Net Income Available and FFO results is included in the “Net Income and Funds From Operations-Supplemental Detail” schedule which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Quarterly Disclosures” and “SEC Filings” links on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (770) 857-2449.

     The Company will conduct a conference call at 1:00 p.m. (Eastern time) on November 2, 2004, to discuss the results of the quarter and nine months ended September 30, 2004. The number to call for this interactive teleconference is (719) 457-2680. A replay of the conference call will be available for 14 days by dialing (719) 457-0820 and entering the pass code, 820428. The Company will also provide an online Web simulcast and rebroadcast of its third quarter 2004 earnings release conference call. The live broadcast will be available through the “Q3 2004 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page of the Company’s Web site, at www.streetevents.com and at www.fulldisclosure.com. The rebroadcast will be available on the Investor Relations page of the Company’s Web site for 30 days.

     Cousins Properties Incorporated, headquartered in Atlanta, has extensive experience in the real estate industry including the development, acquisition, financing, management and leasing of properties. The property types that Cousins actively invests in include office, retail, medical office, industrial and land development projects. The Company’s portfolio consists of interests in 8.8 million square feet of office

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CUZ Reports Third Quarter Results

November 1, 2004

and medical office space, 3.1 million square feet of retail space, over 2,000 acres of strategically located land tracts for sale or future development, and significant land holdings for development of single-family residential communities. Cousins also provides leasing and management services to third-party investors; its client-services portfolio comprises 10.4 million square feet of office space. Cousins is a fully integrated equity real estate investment trust (REIT) that has been public since 1962 and trades on the New York Stock Exchange under the symbol “CUZ.” For more information on the Company, please visit Cousins’ Web site at www.cousinsproperties.com.

     Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on December 10, 2003. The words “believes”, “expects”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
REVENUES:
Rental property revenues	$23,607	$24,394	$79,104	$75,774
Development income	624	558	2,181	2,230
Management fees	2,242	2,227	6,456	6,519
Leasing and other fees	1,518	772	2,943	3,117
Residential lot and outparcel sales	3,341	2,833	11,595	8,373
Interest and other	1,094	1,393	1,649	3,974

	32,426	32,177	103,928	99,987

COSTS AND EXPENSES:
Rental property operating expenses	8,246	8,192	25,537	23,780
General and administrative expenses	8,431	7,331	25,019	22,189
Depreciation and amortization	8,389	8,998	27,765	30,028
Residential lot and outparcel cost of sales	2,219	1,846	7,887	6,445
Interest expense	2,753	4,583	11,916	18,163
Property taxes on undeveloped land	108	149	472	552
Other	870	578	2,220	2,326

	31,016	31,677	100,816	103,483

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME FROM UNCONSOLIDATED JOINT VENTURES	1,410	500	3,112	(3,496)
PROVISION FOR INCOME TAXES FROM OPERATIONS	(713)	(231)	(1,566)	(1,017)
INCOME FROM UNCONSOLIDATED JOINT VENTURES	106,676	6,932	124,928	21,092

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF INVESTMENT PROPERTIES	107,373	7,201	126,474	16,579
GAIN ON SALE OF INVESTMENT PROPERTIES, NET OF APPLICABLE INCOME TAX PROVISION	50,082	2,178	88,648	94,137

INCOME FROM CONTINUING OPERATIONS	157,455	9,379	215,122	110,716
DISCONTINUED OPERATIONS, NET OF APPLICABLE INCOME TAX PROVISION:
Income from discontinued operations	1,930	846	4,039	27,591
Gain on sale of investment properties	67,291	50,386	67,939	93,398

	69,221	51,232	71,978	120,989

NET INCOME	226,676	60,611	287,100	231,705
PREFERRED DIVIDENDS	1,937	1,421	5,812	1,421

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$224,739	$59,190	$281,288	$230,284

BASIC PER SHARE INFORMATION:
Income from continuing operations	$3.17	$0.16	$4.29	$2.26
Income from discontinued operations	1.41	1.06	1.47	2.51

Basic net income available to common stockholders	$4.58	$1.22	$5.76	$4.77

DILUTED PER SHARE INFORMATION:
Income from continuing operations	$3.05	$0.16	$4.14	$2.22
Income from discontinued operations	1.36	1.03	1.42	2.46

Diluted net income available to common stockholders	$4.41	$1.19	$5.56	$4.68

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.37	$2.44	$1.11	$3.18

BASIC WEIGHTED AVERAGE SHARES	49,060	48,370	48,818	48,258

DILUTED WEIGHTED AVERAGE SHARES	50,943	49,643	50,633	49,205

COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES

NET INCOME AND FUNDS FROM OPERATIONS BASIC RECONCILIATION
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net Income Available to Common Stockholders	$224,739	$59,190	$281,288	$230,284
Depreciation and amortization:
Consolidated properties	8,389	8,998	27,765	30,028
Discontinued properties	1,003	3,897	5,100	12,361
Share of unconsolidated joint ventures	3,712	4,659	13,284	13,788
Depreciation of furniture, fixtures and equipment and amortization of specifically identifiable intangible assets:
Consolidated properties	(659)	(668)	(1,994)	(1,841)
Share of unconsolidated joint ventures	(11)	(9)	(29)	(26)
Gain on sale of investment properties, net of applicable income tax provision	(50,082)	(2,178)	(88,648)	(94,137)
Consolidated properties
Discontinued properties	(67,291)	(50,386)	(67,939)	(93,398)
Share of unconsolidated joint ventures	(99,300)	—	(99,300)	—
Gain on sale of undepreciated investment properties	8,836	1,947	12,070	1,947

Funds From Operations Available to Common Stockholders	$29,336	$25,450	$81,597	$99,006

Per Common Share - Basic:
Net Income Available	$4.58	$1.22	$5.76	$4.77

Funds From Operations	$.60	$.53	$1.67	$2.05

Weighted Average Shares	49,060	48,370	48,818	48,258

Per Common Share - Diluted:
Net Income Available	$4.41	$1.19	$5.56	$4.68

Funds From Operations	$.58	$.51	$1.61	$2.01

Diluted Weighted Average Shares	50,943	49,643	50,633	49,205

     The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Consolidated Entities and its unconsolidated joint ventures. Effective January 1, 2003, the Company adopted the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. In October 2003, NAREIT revised its prior FFO implementation guidance by stating that impairment write-downs of depreciable real estate assets should no longer be an adjustment to FFO. Accordingly, the Company’s FFO for the nine months ended September 30, 2003 was restated to include the $551,000 impairment loss previously recognized as a reduction in FFO.

     FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates the operating performance of its reportable segments and of its divisions based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and employees.